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                   [ERNST & YOUNG LETTERHEAD]


June 12, 1996


                 Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts"
in the Registration Statement (Form S-3 No.      ) of Iwerks
Entertainment, Inc. for the registration of 500,000 shares of its common stock and to the incorporation by reference therein of our report dated August 18, 1995, with respect to the consolidated financial statements and schedule of Iwerks Entertainment, Inc. included in its Annual Report (Form 10-K) for the year ended
June 30, 1995, filed with the Securities and Exchange Commission.



                                             /s/ Ernst & Young LLP